     As filed with the Securities and Exchange Commission on May 30, 1997

                                                       REGISTRATION NO.333-
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                               COHO ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                TEXAS                                 75-2488635
   (State or other jurisdiction of       (I.R.S Employer Identification No.)
    incorporation or organization)

                         14785 PRESTON ROAD, SUITE 860
                              DALLAS, TEXAS 75240
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                               COHO ENERGY, INC.
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                 JEFFREY CLARKE
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               COHO ENERGY, INC.
                         14785 PRESTON ROAD, SUITE 860
                              DALLAS, TEXAS 75240
                    (Name and address of agent for service)

                                 (972) 774-8300
         (Telephone number, including area code, of agent for service)

                      ------------------------------------


                                 With Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                             HOUSTON, TX 77010-3095
                                 (713) 651-5151
                         ATTENTION: MARTIN F. DOUBLESIN

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                                        PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE        AMOUNT TO BE              PROPOSED MAXIMUM            AGGREGATE OFFERING          AMOUNT OF
        REGISTERED                REGISTERED          OFFERING PRICE PER UNIT (1)          PRICE (1)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                         775,000 shares (2)                   $ 9.00                      $6,975,000              $2,114
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of a share of Common Stock as reported by the Nasdaq Stock Market on May 27, 1997.
(2) Includes (i) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 1993 Stock Option Plan and (ii) the Common Stock purchase rights associated with the shares of Common Stock being registered.

===============================================================================

===============================================================================
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the registrant's Registration Statement on Form S-8 (No. 33-87206), and the registrant's Registration Statement on Form S-8 (No. 333-13577) registering shares of Common Stock issuable under the 1993 Stock Option Plan, are hereby incorporated by reference herein.

Item 8.  Exhibits

 4.1   --     Articles of Incorporation of the Registrant, as amended through
              August 10, 1993 (incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form S-4 (Reg. No.
              33-65620)).

 4.2   --     Bylaws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-4 (Reg.
              No. 33-65620)).

 4.3   --     Rights Agreement dated September 13, 1994, by and between the
              Registrant and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 13, 1994).

 4.4   --     First Amendment to Rights Agreement dated December 8, 1994, by and between the Registrant and Chemical Bank, as Rights Agent
              (incorporated by reference to Exhibit 4.5 to the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1994).

 4.5   --     Second Amendment to Rights Agreement dated August 30, 1995, by and between the Company and Chemical Bank, as Rights Agent
              (incorporated by reference to Exhibit 4.1 to the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended September 30,
              1995).

 4.6   --     1993 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (Reg. No.
              33-65620)).

 4.7   --     First Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).

 4.8   --     Second Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Registration
              Statement on Form S-8 (Reg. No. 33-87206)).

 4.9   --     Third Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

 4.10  --     Fourth Amendment to 1993 Stock Option Plan.

 5.1   --     Opinion of Fulbright & Jaworski L.L.P. as to legality of
              securities.

23.1   --     Consent of KPMG Peat Marwick LLP.

23.2   --     Consent of Arthur Andersen LLP.

23.3  --      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1  --      Powers of Attorney (included on pages 3 and 4).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 30th day of May, 1997.

                                            COHO ENERGY, INC.



                                            By:  /s/ Jeffrey Clarke
                                               -------------------------------
                                                     Jeffrey Clarke
                                               Chairman, President and Chief
                                               Executive Officer


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeffrey Clarke his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
                  ---------                                     -----                              ----

            /s/ Jeffrey Clarke                  Chairman, President, Chief Executive           May 30, 1997
---------------------------------------------           Officer and Director
Jeffrey Clarke                                      (Principal Executive Officer)


          /s/ Eddie M. LeBlanc III                    Senior Vice President and                May 30, 1997
----------------------------------------------         Chief Financial Officer
Eddie M. LeBlanc III                                   (Principal Financial and
                                                         Accounting Officer)

           /s/ Robert B. Anderson                             Director                         May 30, 1997
----------------------------------------------
Robert B. Anderson

                  SIGNATURE                                     TITLE                              DATE
                  ---------                                     -----                              ----

              /s/ Roy R. Baker
------------------------------------------------              Director                         May 30, 1997
Roy R. Baker

          /s/ Frederick K. Campbell
------------------------------------------------              Director                         May 30, 1997
Frederick K. Campbell

             /s/ Louis F. Crane
------------------------------------------------              Director                         May 30, 1997
Louis F. Crane

            /s/ Howard I. Hoffen
------------------------------------------------              Director                         May 30, 1997
Howard I. Hoffen

           /s/ Kenneth H. Lambert
------------------------------------------------              Director                         May 30, 1997
Kenneth H. Lambert

            /s/ Douglas R. Martin
------------------------------------------------              Director                         May 30, 1997
Douglas R. Martin

              /s/ Carl S. Quinn
------------------------------------------------              Director                         May 30, 1997
Carl S. Quinn

               /s/ Jake Taylor
------------------------------------------------              Director                         May 30, 1997
Jake Taylor

                                 EXHIBIT INDEX

                                                                                      Sequentially
Exhibit                                                                                 Numbered
Number                       Description of Exhibits                                     Pages
--------                     -----------------------                                  ------------
 4.1          Articles of Incorporation of the Registrant, as amended through
              August 10, 1993 (incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form S-4 (Reg. No.
              33-65620)).

 4.2          Bylaws of the Registrant (incorporated by reference to Exhibit
              3.2 to the Registrant's Registration Statement on Form S-4 (Reg.
              No. 33-65620)).

 4.3          Rights Agreement dated September 13, 1994, by and between the
              Registrant and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 13, 1994).

 4.4 First Amendment to Rights Agreement dated December 8, 1994, by and between the Registrant and Chemical Bank, as Rights Agent
              (incorporated by reference to Exhibit 4.5 to the Registrant's
              Annual Report on Form 10-K for the year ended December 31, 1994).

 4.5 Second Amendment to Rights Agreement dated August 30, 1995, by and between the Company and Chemical Bank, as Rights Agent
              (incorporated by reference to Exhibit 4.1 to the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended September 30,
              1995).

 4.6 1993 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (Reg. No.
              33-65620)).

 4.7 First Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).

 4.8 Second Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Registration
              Statement on Form S-8 (Reg. No. 33-87206)).

 4.9 Third Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

 4.10         Fourth Amendment to 1993 Stock Option Plan.

                                                                                      Sequentially
Exhibit                                                                                 Numbered
Number                       Description of Exhibits                                     Pages
--------                     -----------------------                                  ------------
 5.1          Opinion of Fulbright & Jaworski L.L.P. as to legality of
              securities.

23.1          Consent of KPMG Peat Marwick LLP.

23.2          Consent of Arthur Andersen LLP.

23.3          Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1          Powers of Attorney (included on pages 3 and 4).
